CENTRAL COAST BANCORP

PRESS RELEASE                              Contact:Robert Stanberry
                                                   Chief Financial Officer
For Release 9:00am EST                             (831) 422-6642
                                                   rstanberry@community-bnk.com


               CENTRAL COAST BANCORP ANNOUNCES RECORD EARNINGS
               -----------------------------------------------
                        FOR THE 19th CONSECUTIVE YEAR
                        -----------------------------

Salinas, California - January 22, 2003. Central Coast Bancorp (Nasdaq/CCBN), the holding company for Community Bank of Central California, today announced record net income for the year ended December 31, 2002. Net income for 2002 increased 10.7% to $10,528,000 from $9,509,000 in 2001. Diluted earnings per share for 2002 increased 10.9% to $1.12 from $1.01 in 2001, as adjusted for the 25% stock split distributed in February 2002. This is the 19th consecutive year of higher year over year earnings since the Bank's first year of operations in 1983. For 2002, the Company realized a return on average equity of 14.5% and a return on average assets of 1.23%, as compared to 15.1% and 1.31% for 2001.

Net income for the fourth quarter of 2002 increased 16.4% to $2,397,000 from $2,059,000 in 2001. Diluted earnings per share for the fourth quarters of 2002 and 2001were $0.26 and $0.23, as adjusted for the 25% stock split distributed in February 2002.

At December 31, 2002, the Company had total assets of $919,132,000, which was an increase of $116,866,000 (14.6%) from year-end 2001. At December 31, 2002, loans totaled $745,353,000, up $139,053,000 (22.9%) from the ending balances on  December  31,  2001.  Deposit  growth in 2002,  which is net of a
$20,000,000 decrease in State of California certificates of deposit, was $101,640,000 (14.0%). Deposits totaled $826,502,000 at year-end 2002 compared to $724,862,000 at year-end 2001.

Nick Ventimiglia, Chairman and CEO, stated that, "As we approach the Bank's 20th anniversary in February and look back at where we have been, I am proud of our accomplishments. We have had nineteen consecutive years of increased earnings. We have grown from a single branch to twelve branches, with our newest branch opening in downtown Monterey this week. As of the June 30, 2002 FDIC annual reporting period, Community Bank had moved from the fourth largest to the third largest Bank in Monterey County with a deposit market share of 15.3%. The Bank was just $6.1 million shy of being second." He went on to say, "We appreciate the support and loyalty of our customers as well as the dedication, hard work and professionalism of our directors and staff, which have lead to these accomplishments."

Financial Summary:
------------------

Interest income, net interest income, net interest margin and the efficiency ratio are discussed below on a fully taxable equivalent basis. These items have been adjusted to give effect to $1,119,000 and $1,102,000 in taxable equivalent interest income on tax-free investments for the years ending December 31, 2002 and 2001. Net interest income for 2002 was $37,665,000, a $3,176,000 (9.2%) increase over 2001. The interest income component decreased $1,229,000 in 2002 as the increase in level of earning assets was unable to offset the year-over-year effect of the 475 basis point decrease in prime rate in 2001 coupled with the additional 50 basis point decrease in November of 2002. Average earning assets increased $126,523,000 (18.9%) in 2002, which added $10,922,000 in interest income. Over the same period, the average rate received on earning assets decreased 141 basis points to 6.48%. The lower rates reduced interest income by $12,151,000.

The impact on net interest income caused by the lower interest income during 2002 was more than offset by decreases in interest expenses on deposit liabilities resulting in the overall increase in net interest income of
$3,176,000. While average balances of deposit bearing liabilities increased $94,032,000 (19.5%), interest expense decreased $4,405,000 (-24.0%) in 2002 from  2001  mainly  due to  repricing  of the time  deposits  as they  matured throughout the year. The average balance of time deposits increased $15,675,000 during 2002 and as a result interest expense increased $807,000. However, the average rate paid on time deposits decreased 192 basis points to 3.23%, which decreased interest expense $5,048,000. Overall, in 2002 the average rate paid on interest-bearing liabilities was down 138 basis points to 2.42%.

The net interest margin for 2002 decreased 42 basis points to 4.73% from 5.15% in 2001. The net interest margin for the 4th quarter of 2002 was 4.75%, which was a decrease of 6 basis points from 4.81% in the 4th quarter of 2001 and down just one basis point from the 3rd quarter of 2002. Assuming no further interest rate decreases in early 2003, management expects the net interest margin to be consistent with the level during the second half of 2002.

The Bank provided $3,584,000 for loan losses in 2002 up from $2,635,000 in 2001. The provision in 2002 reflected the relative mix and continuing growth in the loan portfolio and the continuing uncertain economy. The ratio of the allowance for loan losses to total loans was 2.04% at December 31, 2002 and 1.94% at December 31, 2001. Nonperforming and restructured loans were $1,820,000 at December 31, 2002, compared to $2,329,000 at December 31,
2001. The ratio of nonperforming and restructured loans to total loans at December 31, 2002 and 2001 was 0.24% and 0.38%.

Noninterest income was up $536,000 (17.1%) in 2002 over the year 2001. The increase was primarily due to increased service charges and mortgage origination fees from increased business activity. Other noninterest income increased slightly with the gains related to securities transactions and sale of property being approximately equal on a year-over-year basis.

Noninterest expenses increased $1,273,000 (6.6%) in 2002 over 2001. The operations of the Gilroy branch that opened in April of 2002 accounted for $447,000 of the increase on a year-over-year basis. After adjusting for the new branch, the noninterest expenses were $826,000 (4.3%) higher in 2002 due to normal salary increases and higher costs as a result of increased business activity. The efficiency ratio for 2002 improved to 49.6% from 51.1% in 2001.

Central Coast Bancorp operates as a holding company for Community Bank of Central California. Community Bank, headquartered in Salinas, has branch offices located in: the Monterey County communities of Salinas, North Salinas, Monterey (2), Seaside, Marina, Castroville, Gonzales and King City; the Santa Clara County community of Gilroy; the Santa Cruz County community of Watsonville; and in the San Benito County community of Hollister. The Bank provides traditional deposit, lending, mortgage and commercial products and services to business and retail customers throughout the California Central Coast area. The Bank has an Internet web site at www.community-bnk.com.

Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Changes to such risks and uncertainties, which could impact future financial performance, include, among others, (1) competitive pressures in the banking industry; (2) changes in the interest rate environment; (3) general economic conditions, nationally, regionally and in operating market areas, including a decline in real estate values in the Company's market areas; (4) the effects of terrorism, including the events of September 11, 2001 and thereafter; (5) changes in the regulatory environment;
(6) changes in accounting principles and procedures; (7) changes in business conditions and inflation; (8) changes in securities markets; (9) data processing compliance problems; (10) the California energy problems; (11) variances in the actual versus projected growth in assets;
(12) return on assets; (13) loan losses; (14) expenses; (15) rates charged on loans and earned on securities investments; (16) rates paid on deposits; and
(17) fee and other noninterest income earned, as well as other factors. This entire press release and the Company's periodic reports on Forms 10-K, 10-Q and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.





                  301 Main Street, Salinas, California 93901

                            CENTRAL COAST BANCORP
                    CONSOLIDATED CONDENSED FINANCIAL DATA
                                 (Unaudited)
           (Dollars in thousands, except share and per share data)

                                   Three Months Ended          Year Ended
                                      December 31             December 31
Statement of Income Data           2002         2001        2002       2001
------------------------           ----         ----        ----       ----
Interest income
   Loans (including fees)         $ 11,593     $ 10,484    $44,141    $ 43,135
   Investment securities             1,315        1,838      6,105       8,205
   Other                                43            8        255         407
                                 ----------   ----------  ---------  ----------
       Total interest income        12,951       12,330     50,501      51,747
                                 ----------   ----------  ---------  ----------
Interest expense
   Interest on deposits              3,165        3,790     13,517      17,926
   Other                               111          141        438         434
                                 ----------   ----------  ---------  ----------
       Total interest expense        3,276        3,931     13,955      18,360
                                 ----------   ----------  ---------  ----------
Net interest income                  9,675        8,399     36,546      33,387
Provision for loan losses            1,536        1,680      3,584       2,635
                                 ----------   ----------  ---------  ----------
Net interest income after
   provision for loan losses         8,139        6,719     32,962      30,752

Noninterest income
   Service charges on deposits         621          517      2,342       1,924
   Other                               323          260      1,323       1,205
                                 ----------   ----------  ---------  ----------
       Total noninterest income        944          777      3,665       3,129

Noninterest expenses
   Salaries and benefits             3,164        2,841     12,129      11,619
   Occupancy                           568          412      1,997       1,642
   Furniture and equipment             472          447      1,802       1,833
   Other                             1,225        1,058      4,568       4,129
                                 ----------   ----------  ---------  ----------
       Total noninterest             5,429        4,758     20,496      19,223
                                 ----------   ----------  ---------  ----------
Income before provision for
  income taxes                       3,654        2,738     16,131      14,658
Provision for income taxes           1,257          679      5,603       5,149
                                 ----------   ----------  ---------  ----------
       Net income                 $  2,397     $  2,059    $10,528    $  9,509
                                 ==========   ==========  =========  ==========

Common Share Data(adjusted for 25% stock split distributed on February 28, 2002)
-----------------

  Earnings per share
     Basic                        $   0.27     $   0.23    $  1.17     $  1.05
     Diluted                      $   0.26     $   0.23    $  1.12     $  1.01

  Weighted average shares
   outstanding                   9,014,000    8,965,000   9,002,000  9,046,000
  Weighted average shares
   outstanding - diluted basis   9,413,000    9,383,000   9,420,000  9,440,000
  Book value per share                                      $  8.66    $  7.29
  Tangible book value                                       $  8.63    $  7.23
  Shares outstanding                                      9,016,000  8,964,000

                             CENTRAL COAST BANCORP
                    CONSOLIDATED CONDENSED FINANCIAL DATA
                                 (Unaudited)
                            (Dollars in thousands)

                                                     December 31,  December 31,
Balance Sheet Data                                       2002         2001
------------------                                       ----         ----
Assets
  Cash and due from banks                               $ 63,915      $ 55,245
  Federal funds sold                                       2,700             -
  Available-for-sale securities - at fair                107,323       137,153
  Loans:
    Commercial                                           224,840       199,761
    Real estate-construction                              74,214        85,314
    Real estate-other                                    433,921       306,622
    Consumer                                              13,414        15,653
    Deferred loan fees, net                              (1,036)       (1,050)
                                                       ----------  ------------
        Total loans                                      745,353       606,300
    Allowance for loan losses                           (15,235)      (11,753)
                                                       ----------  ------------
  Net loans                                              730,118       594,547
  Premises and equipment, net                              2,959         2,962
  Accrued interest receivable and other assets            12,117        12,359
                                                       ----------  ------------
Total assets                                            $919,132      $802,266
                                                       ==========  ============

Liabilities and Shareholders' Equity
  Deposits:
    Demand, noninterest bearing                         $261,242      $231,501
    Demand, interest bearing                             127,692       105,949
    Savings                                              181,089       122,861
    Time                                                 256,479       264,551
                                                       ----------  ------------
        Total Deposits                                   826,502       724,862
  Accrued interest payable and other liabilities          14,554        12,068
 Shareholders' equity                                     78,076        65,336
                                                       ----------  ------------
Total liabilities and
shareholders' equity                                    $919,132      $802,266
                                                       ==========  ============

Asset Quality
-------------
  Loans past due 90 days
   or more and accruing interest                        $      5      $     80
  Nonaccrual loans                                           870         1,294
  Restructured loans                                         945           955
  Other real estate owned                                      -             -
                                                       ----------  ------------
    Total nonperforming assets                          $  1,820      $  2,329
                                                       ==========  ============

  Allowance for loan losses to total loans                 2.04%         1.94%
  Allowance for loan losses to NPL's                        837%          505%
  Allowance for loan losses to NPA's                        837%          505%

Regulatory Capital and Ratios
-----------------------------
  Tier 1 capital                                          76,374        65,198
  Total capital                                           86,314        73,518
  Tier 1 capital ratio                                      9.7%          9.9%
  Total risk based capital ratio                           10.9%         11.1%
  Tier 1 leverage ratio                                     8.6%          8.4%

                           CENTRAL COAST BANCORP
                   CONSOLIDATED CONDENSED FINANCIAL DATA
                                (Unaudited)
                           (Dollars in thousands)

                                   Three Months Ended         Year Ended
                                      December 31            December 31
Selected Financial Ratios          2002         2001        2002      2001
-------------------------          ----         ----        ----      ----
  Return on average total assets     1.07%        1.06%      1.23%     1.31%
  Return on average equity          12.27%       12.39%     14.52%    15.11%
  Net interest margin (tax
   equivalent basis)                 4.75%        4.81%      4.73%     5.15%
  Efficiency ratio (tax
   equivalent basis)                49.82%       50.31%     49.59%    51.10%


Selected Average Balances
-------------------------
  Loans                           $707,997     $573,259   $655,061  $513,077
  Taxable investments               61,778       92,503     76,894    99,488
  Tax-exempt investments            49,031       49,652     49,240    48,691
  Federal funds sold                11,759        1,414     15,329     8,745
                                 ----------   ----------  --------- ---------
    Total earning assets          $830,565     $716,828   $796,524  $670,001
                                 ----------   ----------  --------- ---------
      Total assets                $891,133     $772,398   $858,009  $727,198
                                 ----------   ----------  --------- ---------

  Demand deposits - interest
   bearing                        $129,881     $103,450   $128,192   $97,785
  Savings                          198,544      132,305    178,459   129,358
  Time deposits                    259,981      259,218    263,063   247,388
  Other borrowings                   7,544       13,200      7,345     8,496
                                 ----------   ----------  --------- ---------
    Total interest bearing
     liabilities                  $595,950     $508,173   $577,059  $483,027
                                 ----------   ----------  --------- ---------
  Demand deposits -
     noninterest bearing          $208,421     $191,416   $202,397  $174,133
                                 ----------   ----------  --------- ---------
  Equity                          $ 77,486     $ 65,957    $72,519   $62,918
                                 ----------   ----------  --------- ---------